                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                                The Buckle, Inc
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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

                                THE BUCKLE, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 29, 2003



To Our Stockholders:

The Annual Meeting of Stockholders of The Buckle, Inc. will be held at the Holiday Inn, Kearney, Nebraska, on Thursday, May 29, 2003 at 10:00 A.M., for the following purposes:

     1. To elect a Board of Directors. The Board of Directors intends to nominate the following persons, each of whom currently serves as a Board member: Daniel J. Hirschfeld, Dennis H. Nelson, Karen B. Rhoads, James E. Shada, Robert E. Campbell, William D. Orr, Ralph M. Tysdal, Bill L. Fairfield, Bruce L. Hoberman and David A. Roehr.
     2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for fiscal year ending January 31, 2004.
     3.   To approve the Company's 2003 Executive Compensation Plan.
     4. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 24, 2003, are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

A copy of the Company's annual report is being mailed with this proxy statement to stockholders entitled to notice of this meeting.

By Order of the Board of Directors,

/s/ Kyle L. Hanson

Kyle L. Hanson, Secretary

April 25, 2003





WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN AND RETURN THE
        ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                                THE BUCKLE, INC.
                              2407 West 24th Street
                                Kearney, NE 68845

                    PROXY STATEMENT FOR THE ANNUAL MEETING OF
                      SHAREHOLDERS TO BE HELD MAY 29, 2003

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Buckle, Inc. ("the Company") for use at the Annual Meeting of Shareholders of the Company to be held May 29, 2003, or at any adjournments of said meeting (the "Meeting"). The enclosed form of proxy, if executed, may nevertheless be revoked at any time insofar as it has not been exercised. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with any directions noted thereon; or if no direction is indicated, it will be voted in favor of the proposals set forth in the notice attached hereto.

     The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of stock. In addition to the use of mail, proxies may be solicited by personal interview, by telegram or by telephone. Copies of the Proxy Statement and proxy form will be first provided to shareholders on April 26, 2003.

                               VOTING INFORMATION

     As of March 24, 2003, the Company has outstanding 21,057,734 shares of Common Stock. Each share of Common Stock is entitled to one vote. Only holders of Common Stock of record on March 24, 2003 will be entitled to vote at the Annual Meeting of Shareholders. A holder of Common Stock is entitled to cumulate his or her votes in the election of directors and may give one or more candidates as many votes as the number of directors to be elected multiplied by the total number of shares owned by such shareholder. Under Nebraska law there are no conditions precedent to the exercise of cumulative voting rights. On all other matters which may come before the Meeting, each holder of Common Stock will be entitled to one vote for each share owned.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting and will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

PRINCIPAL SHAREHOLDERS

     As of March 24, 2003, the Common Stock was held of record by 404 shareholders. The following table sets forth certain information concerning the beneficial ownership of Common Stock by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, by each director, and by all executive officers and directors as a group, as of March 24, 2003. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock assuming the exercise of all outstanding Options, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock.


Name of Beneficial Owner                                Shares of Common Stock
-----------------------------------------------------------------------------------------------------
                                     Sole Voting and      Shared Voting and      Right to
                                     Investment Power    Investment Power (1)    Acquire (2)  Percent
                                     ----------------    --------------------    -----------  -------
Daniel J. Hirschfeld                  12,974,800                     0                    0   61.62%
Dennis H. Nelson                         435,658                33,141            1,124,700    6.95%
James E. Shada                           100,318                 1,500              169,760    1.18
Karen B. Rhoads                           13,412                   446              199,635       *
Bill L. Fairfield                              0                     0                9,450       *
Robert E. Campbell                         3,100                     0                9,750       *
William D. Orr                             1,500                     0                8,550       *
Ralph M. Tysdal                            5,600                     0                9,750       *
Bruce L. Hoberman                          1,000                     0                4,725       *
David A. Roehr                                 0                     0                4,725       *
All executive officers and
  directors as a group (14)           13,555,453                43,819            1,880,850   67.49%

*  Less than 1%
(1) These amounts include shares owned within participants' 401(k) accounts for which the voting power is held by Wells Fargo Bank, N.A. Share amounts include Dennis H. Nelson with 1,441 and all executive officers as a group with 8,156.
(2) These amounts represent shares as to which the named individual has the right to acquire through exercise of options which are exercisable within the next 60 days.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     Directors will be elected at the May 29, 2003 Annual Meeting to serve until the next Annual Meeting and until their successors are elected and qualified. The By-laws of the Company provide that ten directors are to be elected.

     The Board of Directors recommends the election of the ten nominees listed below. In the absence of instructions to the contrary, shares represented by the Proxy will be voted for the election of all such nominees to the Board of Directors. The Board of Directors has no reason to believe that any of these nominees will be unable to serve. However, if any nominee should for any reason be unavailable to serve, the proxies will be voted for the election of such other person to the office of Director as the Board of Directors may recommend in place of such nominee. Set forth below is certain information concerning the nominees which is based on data furnished by them.

     DANIEL J. HIRSCHFELD, age 61. Mr. Hirschfeld is Chairman of the Board of the Company. He has served as Chairman of the Board since April 19, 1991. Prior to that time, Mr. Hirschfeld served as President and Chief Executive Officer. Mr. Hirschfeld has been involved in all aspects of the Company's business, including the development of the Company's management information systems.

     DENNIS H. NELSON, age 53. Mr. Nelson is the President and Chief Executive Officer and a Director of the Company. He has served as President and Director since April 19, 1991. Mr. Nelson was elected as Chief Executive Officer by the Board of Directors on March 17, 1997. Mr. Nelson began his career with the Company in 1970 as a part-time salesman while he was attending Kearney State College (now the University of Nebraska - Kearney). While attending college, he became involved in merchandising and sales supervision for the Company. Upon graduation from college in 1973 Mr. Nelson became a full-time employee of the Company and he has worked in all phases of the Company's operations since that date. Prior to his election as President and Chief Operating Officer on April 19, 1991, Mr. Nelson performed all of the functions normally associated with those positions.

     KAREN B. RHOADS, age 44. Ms. Rhoads is the Vice-President - Finance and a Director of the Company, and is the Chief Financial Officer. Ms. Rhoads was elected a Director on April 19, 1991. She worked in the corporate offices during college, and later worked part-time on the sales floor. Ms. Rhoads practiced as a CPA for 6 1/2 years, during which time she began working on tax and accounting matters for the Company as a client. She has been employed with the Company since November, 1987.

     JAMES E. SHADA, age 47. Mr. Shada is the Executive Vice-President - Sales and a Director of the Company. Mr. Shada was elected Vice President of Sales on April 19, 2001 and then Executive Vice President of Sales on May 31, 2001. He was elected as a Director on March 11, 2002. Mr. Shada began his career with the Company in November of 1978 as a part-time salesman while attending Kearney State College (now the University of Nebraska - Kearney). He later served as store manager for the Company before returning to the corporate office in 1985 as the Company's sales manager. He is also involved in other aspects of the business including site selection and development and education of personnel as store managers and as area and district managers.

     ROBERT E. CAMPBELL, age 60. Mr. Campbell has been a Director of the Company since July 1, 1991. Since 1985, Mr. Campbell has served as Chairman and Chief Executive Officer, and currently also President, of Miller & Paine, a company which owns and manages office and retail properties in Lincoln, Nebraska. Before 1988, Miller & Paine owned and operated department stores in Lincoln and Grand Island, Nebraska, which were sold to Dillards Department Stores, Inc. Since September 1997, Mr. Campbell has also served as Development Officer for the Madonna Foundation, which supports the Madonna Rehabilitation Hospital in Lincoln, Nebraska.

     WILLIAM D. ORR, age 68. Mr. Orr has been a Director of the Company since July 1, 1991. He retired in 1997 from Woodmen Accident & Life Company, an insurance company in Lincoln, Nebraska where he had served as Senior Vice President, Agency and Marketing Operations since 1987 and he had worked for Woodmen since 1960.

     RALPH M. TYSDAL, age 65. Mr. Tysdal has served as a Director of the Company since July 1, 1991. Mr. Tysdal retired in 2002. He previously owned and operated McDonald's restaurants in Broken Bow, North Platte and Ogallala, Nebraska. He began his McDonald's ownership in 1978.

     BILL L. FAIRFIELD, age 56. Mr. Fairfield has served as a Director of the Company since May 30, 1996. Mr. Fairfield is currently the Chairman of DreamField Capital Ventures, LLC, a company focused on economic development of the Mid-Plains region through management services and venture capital assistance. From 1991 until October 2000, Mr. Fairfield was President and Chief Executive Officer of Inacom Corp., a technology management services company. Prior to 1991 Mr. Fairfield was CEO of Valcom, the predecessor company to Inacom Corp.

     BRUCE L. HOBERMAN, age 56. Mr. Hoberman has served as a Director of the Company since June 2, 2000. He is currently the CEO of Proxibid, Inc., an internet auction service provider and a member of the MSI Board of Directors. Mr. Hoberman was the Founder and President of Homer's, Inc., a retail chain and distribution company, based in Omaha, Nebraska, from 1971-1993.

     DAVID A. ROEHR, age 46. Mr. Roehr has served as a Director of the Company since September 18, 2000. Mr. Roehr is President and CFO of Cabela's, Inc., the world's foremost outfitter of hunting, fishing, camping and outdoor gear, headquartered in Sidney, Nebraska. He has been employed by Cabela's since 1994. Mr. Roehr also serves as President or Vice President of various other Cabela's entities. Prior to Mr. Roehr's association with Cabela's, he served as a tax partner at Grant Thornton, LLP in Lincoln, Nebraska where he practiced public accounting from 1981 - 1994.

     Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

MEETINGS AND COMMITTEES OF THE BOARD

     During fiscal 2002, four meetings of the Board of Directors, nine meetings of the Executive Committee, seven meetings of the Compensation Committee and five meetings of the Audit Committee were held. No Director was absent from more than twenty-five percent of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which he or she served. The Company has no nominating committee, but it does have the following standing committees:

         EXECUTIVE COMMITTEE. The Executive Committee has the power and authority of the Board of Directors to manage the affairs of the Company between meetings of the Board of Directors. The Executive Committee establishes compensation for all non-officer employees of The Company. The Committee also regularly reviews significant corporate matters and recommends action as appropriate to the Board. Members of the Executive Committee presently are Daniel J. Hirschfeld, Dennis H. Nelson, and Karen
     B. Rhoads.

         AUDIT COMMITTEE. The Audit Committee meets with the Company's chief financial officer and independent accountants to review the scope of auditing procedures and the policies relating to internal accounting procedures and controls and to review the Company's public financial statements. The current members of such committee are William D. Orr, Robert E. Campbell, Bill L. Fairfield, Ralph M. Tysdal, Bruce L. Hoberman and David A. Roehr.

         COMPENSATION COMMITTEE. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding officer compensation. The Compensation Committee also administers the Company's 1991 Stock Incentive Plan, the Company's Non-Qualified Stock Option Plan and Agreement with Dennis Nelson, the Company's 1991 Non-Qualified Stock Option Plan, the Company's 1993 Executive Stock Option Plan, the Company's 1995 Executive Stock Option Plan, the 1995 Management Incentive Plan, the 1997 Executive Stock Options Plan, the 1997 Management Incentive Plan, the 1998 Management Incentive Plan, the 1999 Management Incentive Plan and the 2002 Management Incentive Plan. The current members of the Compensation Committee are Bill
     L. Fairfield, Robert E. Campbell, William D. Orr, Ralph M. Tysdal, Bruce L. Hoberman and David A. Roehr.

DIRECTOR COMPENSATION

     For their services as Directors in fiscal 2002, the members of the Board of Directors who are not employees of the Company were paid $9,000 annually and $1,500 for each quarterly board meeting they attended, and $500 for each telephonic meeting held for the board or any committee thereof.

     In addition, each non-employee Director (defined as a Director of the Company who is not an officer or employee of the Company or any Subsidiary) is annually granted options to purchase shares of Common Stock of the Company. Options to purchase 3,000 shares will be granted to each non-employee Director on the first day of the Company's fiscal year. In addition, each non-employee Director is granted an option to purchase 300 shares on the date such Director is first elected to the Board of Directors of the Company. All options have a term of ten years from the date of grant and are exercisable 25 percent immediately, with an additional 25 percent being exercisable on each of the first three successive anniversaries of the date of the grant. The exercise price for each option is the fair market value of a share on the date of grant. Fair market value means the average of the highest and lowest quoted selling price of a share of Common stock as reported on New York Stock Exchange. There are no family relationships among any of the Directors or Officers of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers, directors and greater than 10% shareholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of the Company's equity securities. Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representations by any of them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Company's Reporting Persons during and with respect to fiscal 2002 have been complied with on a timely basis, except that one report on Form 4 was filed late by each of Robert E. Campbell and Ralph M. Tysdal.

                                   PROPOSAL 2

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

     For the years ended February 1, 2003 and February 2, 2002, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively "Deloitte & Touche"). Subject to stockholder ratification, the Board of Directors has re-appointed the firm of Deloitte & Touche LLP, Certified Public Accountants, as independent auditors to audit the accounts of the Company for the fiscal year 2003. Deloitte & Touche LLP has served as the independent auditors of the Company since December, 1990.

     Management recommends that stockholders vote "FOR" such ratification. Unless contrary instructions are given, the proxies solicited by management will be voted "FOR" such ratification. Ratification will require affirmative vote of holders of a majority of the Common Stock present or in proxy, at the meeting.

     Audit and audit-related fees aggregated $102,600 and $66,970 for the years ended February 1, 2003 and February 2, 2002, respectively and were composed of the following:
AUDIT FEES

     The aggregate fees billed for the audit of the Company's annual financial statements for the fiscal years ended February 1, 2003 and February 2, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year were $94,600 and $61,120, respectively.

AUDIT-RELATED FEES

     The aggregate fees billed for Audit-Related services for the fiscal years ended February 1, 2003 and February 2, 2002 were $8,000 and $5,850, respectively. These fees relate to audit of the Company's 401(k) Profit Sharing Plan for the plan years ended January 31, 2003 and 2002.

TAX FEES

     The aggregate fees billed for tax services for the fiscal years ended February 1, 2003 and February 2, 2002 were $49,129 and $10,800, respectively. These fees relate to preparation of the state and federal income tax returns, work related to electing change in accounting methods for certain income tax items, and work related to the like-kind exchange of the corporate aircraft for the fiscal year ended February 1, 2003 and relate to preparation of the state and federal income tax returns for the fiscal year ended February 2, 2002.

ALL OTHER FEES

     The aggregate fees for services not included above were $0 and $0, respectively, for the fiscal years ended February 1, 2003 and February 2, 2002.

     One or more representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

                                   PROPOSAL 3

                        PROPOSAL TO APPROVE THE COMPANY'S
                         2003 MANAGEMENT INCENTIVE PLAN

     The Board of Directors believes that the continued success of the Company depends on its ability to attract, retain and motivate key employees. Accordingly, the Compensation Committee of the Board of Directors has reviewed the Company's executive incentive compensation program and recommends that the Company's shareholders approve the 2003 Management Incentive Plan (the "2003 Incentive Plan). In order for payment of certain incentive awards to be deductible under the current Internal Revenue Code (the "Code'), such awards must be paid under a plan like the 2003 Incentive Plan which has been approved by the shareholders. The 2003 Incentive Plan is set forth in Exhibit "A" to this Proxy Statement. The following discussion is qualified in its entirety by reference to the text of the 2003 Incentive Plan.

BACKGROUND.

The 2003 Incentive Plan is a modification of the 2002 Management Incentive Plan approved by the Shareholders of the Company at the annual meeting held in 2002 (the "2002 Incentive Plan"). The 2002 Incentive Plan was designed to motivate the Company's key employees to improve stockholder value by linking a portion of their compensation to the Company's financial performance. The 2002 Incentive Plan was intended to be a two-year plan. The 2003 Incentive Plan is a one-year plan.

     In recent years the Compensation Committee has been working with the executive officers to change the compensation philosophy. In previous years, both options and shares of restricted stock were added to incentive programs, although restricted stock was eliminated in the 2002 Incentive Plan. The goals of the Compensation Committee with regard to cash compensation have been and continue to be:

     o    to establish base salaries at a competitive level;
     o to establish a cash bonus program that rewards exceptional performance;
     o to eliminate cash bonuses based upon participation in the first dollar of profits; and
     o to eliminate an automatic and mathematical bonus in the event that the Company's performance does not at least equal performance for the immediately preceding fiscal year.

The Compensation Committee believed that the 2002 Management Incentive Plan would have accomplished these goals over the two-year life of the Plan. However, Management of the Company (i.e. the President, the Chief Financial Officer and the Chairman of the Board) strongly urged the Compensation Committee to revise the 2002 Incentive Plan. Management stated their belief that:

     o Due to the inclusion in Pre-Bonus Net Income (as defined in the Plan) of state tax incentive payments, the rolling three-year average of Pre-Bonus Net Income is significantly higher than the Pre-Bonus Net Income would have been without such incentives. This resulted in an unintended lowering of the Bonus Pool for the 2002 fiscal year--a problem which was addressed by the Compensation Committee granting discretionary cash bonuses for fiscal 2002 (see, "Report of the Compensation Committee");
     o Because of the effect of the state tax incentives on Pre-Bonus Net Income, an increase in Pre-Bonus Net Income in fiscal 2003 should carry a heavier weight in the Bonus Pool formula;
     o Under the 2002 Incentive Plan, in the event of significant increases in Pre-Bonus Net Income, an overly large portion of such increase would go to the Bonus Pool, rather than accrue to the benefit of the stockholders.

     Management therefore recommended to the Compensation Committee that the 2002 Incentive Plan be amended, to include a Pre-Bonus Net Income Factor, which would increase the Bonus Pool in the event that Pre-Bonus Net Income increases from 0% up to 10%, and would decrease the Bonus Pool in the event that Pre-Bonus Net Income increases by 11% or more. In an attempt to avoid the possibility of a request for a discretionary bonus in fiscal 2003, and based upon the strong objections to the 2002 Incentive Plan voiced by the President and the Chairman of the Board, the Compensation Committee approved changes to the 2002 Incentive Plan which are embodied in the 2003 Incentive Plan. The Compensation Committee believes that the 2003 Management Incentive Plan accomplishes the goals which the Committee sought to achieve by the adoption of the 2002 Management Incentive Plan.

DESCRIPTION OF THE INCENTIVE PLAN.

The 2003 Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee must be comprised solely of Directors who are "outside Directors" as defined in Section 162(m) of the Code. The 2003 Incentive Plan encompasses two types of incentive.

          o    an annual Cash Award; and
          o an annual grant of Stock Options pursuant to the 1997 Executive Stock Option Plan.

The Committee's powers include authority, within the limitations set forth in the 2003 Incentive Plan, to:

          o    select the persons to be granted Cash Awards and Options;
          o    determine the time when Cash Awards and Options will be granted;
          o determine whether objectives and conditions for earning Cash Awards and Options have been met;
          o determine whether payment of Cash Awards and Options will be made at the end of an award period or deferred; and
          o approve discretionary year-end cash incentives for extraordinary events.

     Any employee of the Company whose performance the Committee determines can have a significant effect on the success of the Company - designated a Key Employee by the Plan - will be granted annual incentive Cash Awards under the 2003 Incentive Plan. Because the number of Key Employees may change over time and because the selection of participants is discretionary, it is impossible to determine the number of persons who will be eligible for awards under the 2003 Incentive Plan during its term. However, it is anticipated that seven persons will receive Cash Awards for fiscal 2003 under the 2003 Incentive Plan.

The 2003 Incentive Plan includes the creation of a Bonus Pool as a Cash Incentive for executives. This Bonus Pool will be calculated each Plan Year based upon dollars of growth in key performance categories compared to the Base Year amounts, multiplied by the applicable percentage amounts as outlined in the Plan and multiplied by a factor determined by the growth in Pre-Bonus Net Income (the "Pre-Bonus Net Income Factor') (See Exhibit A). The applicable percentage amounts for the 2003 Incentive Plan include 8.5% of the increase in Same Store Sales, 5.0% of the increase in Gross Profit and 15.0% of the increase in Pre-bonus Net Income. The Base Year amounts are determined using the immediately preceding fiscal year for Same Store Sales and the prior three-year rolling average for the Gross Profit and Pre-Bonus Net Income. The Pre-Bonus Net Income Factor is 1.15 for growth in Pre-Bonus Net Income up to 5%; 1.05 for growth in Pre-Bonus Net Income in excess of 5% and up to 9.999%; 1.0 for growth in Pre-Bonus Net Income of at least 10% and up to and including 15%; .82 for growth in Pre-Bonus Net Income greater than 15% and up to and including 20%; and .70 for growth in Pre-Bonus Net Income in excess of 20%. Bonus Pool awards pursuant to the 2003 Incentive Plan will be in addition to base salaries. Base salaries for fiscal 2003 for the executive officers included in the Summary Compensation Table are as follows:

             NAME                           BASE SALARY
             ----                           -----------
         Dennis H. Nelson                    $740,000
         James E. Shada                      $415,000
         Kari G. Smith                       $240,000
         Patricia K. Whisler                 $225,000
         Brett P. Milkie                     $240,000

CASH AWARDS.

     Each Participant in the Plan shall receive a Cash Award equal to 100% of the Participant's share of the Bonus Pool. The President's share of the Bonus Pool shall be 40.0%, and the share of each other Participant in the Bonus Pool shall be determined by the President prior to the first day of each Plan Year (or immediately upon adoption of the Plan).

     No payment of a Cash Award for the year may be made to an Executive until the Company's Same Store Sales, Gross Profit and Pre-Bonus Net Income for the year are certified by the Committee. A Participant shall not be entitled to receive payment of an Award unless such Participant is still in the employ of (and shall not have delivered notice of resignation to) the Company on the last day of the fiscal year for which the Cash Award is earned.

     Key Employees (defined to include any employee of the Company whose performance the Committee determines can have a significant effect on the success of the Company) will be granted annual incentive Cash Awards under the 2003 Incentive Plan. Because the number of Key Employees may change over time and because the selection of participants is discretionary, it is impossible to determine the number of persons who will be eligible for awards under the 2003 Incentive Plan during its term. However, it is anticipated that seven persons will receive Cash Awards for fiscal 2003 under the 2003 Incentive Plan.

OPTIONS

     Options will be granted to Participants pursuant to the 1997 Executive Stock Option Plan as of the last day of the fiscal year preceding the Plan Year for which the Options are granted. Options granted under the Plan will vest according to the same terms as the 1997 Management Incentive Plan. Those terms include a performance feature whereby one-half of the Options granted will vest over three years if a 10% increase in Pre-Bonus Net Income is achieved, and the second one-half of the Options granted vest over three years if a 30% increase in Pre-Bonus Net Income is achieved. If the performance goals are not met, the Options will ultimately vest after nine years and eleven months. This Plan has an "accelerator" feature for the Options so that vesting may occur sooner than the three years or nine years and eleven months, when and if the market price of the Company's stock doubles from the fair market value of the stock at the date of grant. All Options will also include a "reload" feature under this Plan.

AMENDMENTS.

     The Committee may amend the 2003 Incentive Plan from time to time, provided that no amendment to the 2003 Incentive Plan shall be effective unless approved by the Company's shareholders, to the extent that such shareholder approval is required under Section 162(m) of the Code with respect to awards which are intended to qualify under that Section.

NEW PLAN BENEFITS.

     No Cash Awards have been granted under the 2003 Incentive Plan, and it is not determinable what Cash Awards will be received by any employee under the 2003 Incentive Plan. However, the following table provides information concerning the Cash Award and Options that would have been received by each of the following persons and groups for the last completed fiscal year had the 2003 Incentive Plan been in effect.

                                         NEW PLAN BENEFITS
                                  2003 Management Incentive Plan

     -------------------------------------------- -------------------- --------------------

                                                        Cash
     Name and Position                                  Award               Options
     -------------------------------------------- -------------------- --------------------
     Dennis H. Nelson,
     President & CEO                                    15,057              103,500
     -------------------------------------------- -------------------- --------------------
     James E. Shada,
     Executive Vice-President Sales                      8,246               51,750
     -------------------------------------------- -------------------- --------------------
     Kari G. Smith,
     Vice-President Sales                                2,510               25,200
     -------------------------------------------- -------------------- --------------------
     Patricia K. Whisler,
     Vice-President Women's Merchandising                2,510               25,200
     -------------------------------------------- -------------------- --------------------
     Brett P. Milkie,
     Vice-President Leasing                              2,510               25,200
     -------------------------------------------- -------------------- --------------------

     All Executive Officers                             33,343              256,050
     -------------------------------------------- -------------------- --------------------
     Non-Executive Officer
     Directors (0 persons)                                -0-                 -0-
     -------------------------------------------- -------------------- --------------------
     Non-Executive Officer
     Employees (1 person)                                2,510               21,000
     -------------------------------------------- -------------------- --------------------

Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

WITH RESPECT TO PROPOSAL 3, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE COMPANY'S 2003 MANAGEMENT INCENTIVE PLAN.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company, to or on behalf of the Company's chief executive officer and each of the four other most highly compensated executive officers of the Company whose compensation exceeded $100,000 (determined as of the end of the last fiscal year) for the fiscal years ended February 1, 2003, February 2, 2002, and February 3, 2001:


                                            SUMMARY COMPENSATION TABLE
     ---------------------------------------------------------------------------------------------------
                                                                      Long Term
                                                                     Compensation
                                                               -------------------------
                                  Annual Compensation                    Awards
     ---------------------------------------------------------------------------------------------------
     Name                                                       Restricted                 All Other
     and                                                          Stock                    Compen-
     Principal                                                    Awards       Options/    Sation
     Position            Year      Salary ($)    Bonus ($) (2)     ($)         SARs (#)    ($) (1)
     ---------------------------------------------------------------------------------------------------
     Dennis H.           2002      $ 725,000       $ 296,603       $  0        113,400     $ 50,090
     Nelson              2001      $ 725,000       $ 507,500       $  0        103,500     $ 54,117
     President           2000      $ 650,000       $ 617,500       $  0        103,500     $ 57,470
     and CEO

     James E.            2002      $ 400,000       $ 172,000       $  0         56,700     $ 17,040
     Shada               2001      $ 240,000       $ 168,000       $  0         13,860     $ 12,362
     Executive Vice      2000      $ 189,231       $ 179,769       $  0         15,690     $ 18,313
     President Sales

     Kari G.             2002      $ 225,000       $  70,000       $  0         27,900     $  5,577
     Smith               2001      $ 200,000       $  80,000       $  0         21,000     $  5,358
     Vice President      2000      $ 165,000       $  90,750       $  0         21,000     $  5,333
     Sales

     Patricia K.         2002      $ 210,000       $  70,000       $  0         27,900     $  5,546
     Whisler             2001      $ 200,000       $  80,000       $  0         25,200     $  5,342
     Vice President      2000      $ 180,000       $  99,000       $  0         25,200     $  5,342
     Women's
     Merchandising

     Brett P.            2002      $ 210,000       $  70,000       $  0         27,900     $ 11,462
     Milkie              2001      $ 200,000       $  80,000       $  0         25,200     $ 11,680
     Vice President      2000      $ 184,000       $ 101,200       $  0         25,200     $ 11,772
     Leasing
     ---------------------------------------------------------------------------------------------------

     (1) These amounts include the Company's matching contribution into the 401(k) profit sharing plan for the plan years ended January 31, 2003, 2002 and 2001. The Company matched 50% of the employees' deferrals for each fiscal 2002, 2001 and 2000, not exceeding 6% of gross earnings and subject to dollar limits per Internal Revenue Code regulations. For fiscal 2002, 2001 and 2000, these amounts also include the Company's matching contribution into The Buckle, Inc. Deferred Compensation Plan, covering certain executive officers. The Company matched 50% of certain vice presidents' deferrals and 65% of the president's deferrals, not exceeding 6% of gross earnings.
     (2) The executive officers' bonuses for fiscal 2002 were calculated based upon the Company's 2002 Management Incentive Plan, as approved at the 2002 Annual Meeting of Stockholders, and for fiscal 2001 and fiscal 2000 the bonuses were calculated based upon the Company's 1999 Management

          Incentive Plan, as approved at the 1999 Annual Meeting of Stockholders. (See "Report of the Compensation Committee")

                      REPORT OF THE COMPENSATION COMMITTEE

     The Company is engaged in a highly competitive industry, with fashion, selection, quality, price, location, store environment and service being the principal competitive factors. In order to succeed, the Company believes that it must be able to attract and retain highly qualified executives. The Company emphasizes the promotion of store managers and other management personnel from within. The Company's compensation philosophy is that each member in a position to make the Company grow should be rewarded more highly than other team members. Historically, this compensation philosophy has been reflected in the Company's policy of basing compensation of its key sales and merchandising employees primarily on performance bonuses.

     For fiscal 2002, the compensation program for executive officers, including Mr. Nelson, who serves as President and Chief Executive Officer, consisted of:
     salary;
     discretionary cash bonus, which was not tied to the actual performance of the Company;
     401(k) plan, together with a supplemental non-qualified retirement plan to provide officers with a benefit more comparable to that being currently provided to other employees under the 401(k) plan; and stock options.
Stock options were paid and granted in accordance with the 2002 Management Incentive Plan which was previously approved by the Shareholders.

     SALARY. Fiscal 2002 salaries for the executive officers were set in January of 2002, and were increased over the salaries paid for fiscal 2001. The salary amounts are reported in the Summary Compensation Table on page 10.

     CASH AWARDS.

     The 2002 Management Incentive Plan, which was approved by the stockholders at the annual meeting in 2002, in addition to creating a Bonus Pool as a Cash Incentive for executive officers, granted the Compensation Committee discretion to grant year-end cash incentives for extraordinary events as may be determined by the Compensation Committee. The Bonus Pool for fiscal 2002 included 8.5% of the increase in Same Store Sales (as defined in the Plan), 5% of the increase in Gross Profit (as defined in the Plan) and 15% of the increase in Pre-Bonus Net Income. The base year amounts under the Plan are the immediately preceding fiscal year for Same Store Sales, and the prior three-year rolling average for the Gross Profit and Pre-Bonus Net Income.

     For fiscal 2002, the Company fell short of growth in both Comp Store Sales and in Pre-Bonus Net Income. The Company did show slight growth in Gross Profit. The Bonus Pool, computed in accordance with the 2002 Management Incentive Plan, would have been $35,853. However, in determining the Cash Awards for fiscal 2002, the Compensation Committee considered the effect on the Company's Pre-Bonus Net Income of the refund of state taxes as a part of the business incentives offered by LB775 adopted by the Nebraska Legislature. The benefit of LB775 in fiscal 2001 was $581,897. If that one-time benefit were eliminated from the Company's Pre-Bonus Net Income for fiscal 2001, then the Company would have achieved Pre-Bonus Net Income equivalent to the prior year, as opposed to the actual decrease shown. Due to the extraordinary effect of the state tax refund on the calculation of the Pre-Bonus Net Income, the Compensation Committee awarded cash bonuses in accordance with the 2002 Management Incentive Plan, but calculated on the assumption that the extraordinary state tax refund was excluded from the computation. This resulted in a bonus pool which totaled $794,603 for fiscal 2002, which was allocated among the executive officers as follows:

         Dennis H. Nelson                           $296,603
         James E. Shada                             $172,000
         Brett Milkie                                $70,000
         Patricia K. Whisler                         $70,000
         Kari G. Smith                               $70,000

STOCK OPTIONS.

     Options were granted pursuant to the 1997 Executive Stock Option Plan as of the last day of the fiscal year preceding the Plan Year for which the Options are granted. Options granted under the Plan vest according to the same terms as the 1997 Management Incentive Plan. Those terms include a performance feature whereby one-half of the Options granted will vest over three years if a 10% increase in Pre-Bonus Net Income is achieved, and the second one-half of the Options granted vest over three years if a 30% increase in Pre-Bonus Net Income is achieved. If the performance goals are not met the Options will ultimately vest after nine years and eleven months. This Plan includes an "accelerator" feature for the Options so that vesting may occur sooner than the three years or nine years and eleven months, when and if the market price of the Company's stock doubles from the fair market value of the stock at the date of the grant. All Options also include a "reload" feature under this Plan.

         Dennis H. Nelson                   113,400
         James E. Shada                      56,700
         Kari G. Smith                       27,900
         Patricia K. Whisler                 27,900
         Brett Milkie                        27,900

     The Company did not achieve either performance goal for fiscal 2002, and thus all options granted to executive officers and others on February 2, 2002 will vest and become exercisable on January 2, 2012.

     The Compensation Committee has considered the application of the Internal Revenue Code which disallows a public company's deduction for top executive's compensation in the excess of $1,000,000. The Committee intends that all of the compensation payable to its executive officers be deductible for income tax purposes. The Compensation Committee is advised that the discretionary bonuses awarded for fiscal 2002 do not qualify under the applicable provisions of the Internal Revenue Code, and thus are not deductible to the extent total compensation for the year for anyone person exceeds $1,000,000.

     This report was submitted by the Compensation Committee, which is comprised of:

         Bill L. Fairfield                  William D. Orr
         Robert E. Campbell                 Ralph M. Tysdal
         Bruce L. Hoberman                  David A. Roehr

                          REPORT OF THE AUDIT COMMITTEE

     The audit committee currently consists of six members of the Board, each of whom is independent of the Company and its management, as defined by the New York Stock Exchange listing standards.

     In March 2000, the Board adopted a charter for the audit committee, a copy of which was attached as Appendix A to the Company's proxy statement for the meeting held in 2001. The charter specifies the scope of the audit committee's responsibilities and how it carries out those responsibilities.

     The audit committee has reviewed and discussed the Company's February 1, 2003 audited financial statements with management and with Deloitte & Touche LLP, the Company's independent public accountants. The audit committee also has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

     The audit committee also has received from Deloitte & Touche LLP the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP their independence from the Company. The audit committee also has considered whether the provision of non-audit services to the Company is compatible with the independence of Deloitte & Touche LLP.

     Based on the review and discussion referred to above, the audit committee recommended to the Board that the February 1, 2003 audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended February 1, 2003 to be filed with the Securities and Exchange Commission.

     This report was submitted by the Audit Committee of the Board, which is comprised of:

Bill L. Fairfield, Chairman
Robert E. Campbell
William D. Orr
Ralph M. Tysdal
Bruce L. Hoberman
David A.  Roehr


OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information on option grants in fiscal 2002 to the named executive officers.

      -----------------------------------------------------------------------------------------------
                                                                                         Grant Date
                                        Individual Grants                                  Value
      -----------------------------------------------------------------------------------------------
                                           % of Total
                            Options/      Options/SARS       Exercise                      Grant
                              SARS         Granted to        or Base                        Date
                            Granted       Employees in        Price      Expiration       Present
             Name           (#) (1)     Fiscal year (2)       ($Sh)         Date         Value (3)
      -----------------------------------------------------------------------------------------------

      Dennis H.             113,400          20.75%           $20.50       2/01/12      $ 1,722,546
      Nelson

      James E.               56,700          10.37%           $20.50       2/01/12      $   861,273
      Shada

      Kari G.                27,900           5.10%           $20.50       2/01/12      $   423,801
      Smith

      Patricia K.            27,900           5.10%           $20.50       2/01/12      $   423,801
      Whisler

      Brett P.               27,900           5.10%           $20.50       2/01/12      $   423,801
      Milkie
      -----------------------------------------------------------------------------------------------

     (1) The shares granted February 2, 2002 at $20.50 become fully vested as of February 1, 2012, or sooner if the fair market value of the Company's common stock doubles from the grant price, at any time prior to February 1, 2012.
     (2)  The Company granted options totaling 546,570 during fiscal 2002.
     (3) As suggested by the Commission's rules on executive compensation disclosure, the Company used the Black-Scholes model of option valuation to determine grant date present value. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The present value calculations are based on a ten-year option term with an expected life of seven years. Assumptions include: interest rate of 4.5%; annual dividend yield of 0%; and volatility of 62%.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table provides information on option exercises in fiscal 2002 by the named executive officers and the value of such officers' unexercised options at February 1, 2003.


---------------------------------------------------------------------------------------------------------------
                                                         Number of                       Value of
                                                        Unexercised                    Unexercised
                                                          Options                      In-the Money
                     Shares          Value               at FY-end                   Options at FY-end
                   Acquired on     Realized    ----------------------------------------------------------------
      Name        Exercise (#)        ($)        Exercisable    Unexercisable   Exercisable     Unexercisable
---------------------------------------------------------------------------------------------------------------
Dennis H.
Nelson                       0           $0       1,124,700          527,400    $8,014,696           $23,288

James E.
Shada                        0           $0         169,760          172,650      $233,867           $22,678

Kari G.
Smith                        0           $0          74,985          113,100      $376,260            $4,725

Patricia K.
Whisler                      0           $0         217,710          128,700    $1,664,993            $5,670

Brett P.
Milkie                       0           $0          48,310          128,700       $75,408            $5,670
---------------------------------------------------------------------------------------------------------------

EMPLOYMENT AGREEMENTS

     The Company has no employment agreements under which any employee, including the executive officers, is entitled to employment for any specific period of time. Each fiscal year each executive officer signs an acknowledgment which contains the anticipated compensation arrangement for the employee for the current fiscal year, and acknowledges that the employee is an employee at will, and that the terms of the employment arrangement can be changed by the Company or terminated by either the Company or the officer at any time. Each executive officer listed in the summary compensation table above receives a salary plus a cash incentive, based on growth in key performance categories, and stock options, as provided for in the 2002 Executive Compensation Plan. For fiscal 2002 the acknowledgments provided base salary for each of these executive officers as follows: Dennis H. Nelson $725,000, James E. Shada $400,000, Kari G. Smith $225,000, Patricia K. Whisler $210,000, and Brett P. Milkie $210,000. For fiscal 2001 and 2000, the bonus amounts were paid according to the 1999 Management Incentive Plan. (See "Report of the Compensation Committee.")

Bonuses are payable before April 15 of the year following the year to which they related and are contingent upon the employee being employed by the Company on the last day of the fiscal year for which the bonus was earned. For purposes of computing bonuses for all executive officers identified in the summary compensation table "profits" mean pre-tax and pre-bonus income, excluding income on cash investments, and after deducting any bonus advances.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The total amount owed to the Company by the Hirschfeld Family Trust is $795,000 ($600,000 principal plus $195,000 of accrued interest). The loans are repayable with interest at the rate of 5 percent per annum and are represented by Promissory Notes dated July 27, 1994, July 14, 1995 and July 16, 1996, and are secured pursuant to and in accordance with the terms of a collateral assignment dated July 27, 1994, pursuant to which Jeffrey L. Orr, as Trustee, has assigned and conveyed to the Company, as security for the loan, all of the Trust's right, title and interest in a certain life insurance policy owned by the Trust and insuring the life of Daniel J. Hirschfeld. The 1996 loan completed the planned periodic premium payments due on that insurance policy, thus requiring no additional loans.





                              [PERFORMANCE GRAPH]





STOCK PRICE PERFORMANCE GRAPH

     The following Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.



The graph below compares the cumulative total return on common shares of the Company for the last five fiscal years with the cumulative total return on the Russell 2000 Stock Index and a peer group of Retail Trade Stocks.

-------------------------------------------------------------------------------------------------------------
TOTAL RETURN ANALYSIS
                              1/30/1998     1/29/1999    1/31/2000     2/3/2001      2/2/2002     2/1/2003
-------------------------------------------------------------------------------------------------------------
THE BUCKLE,                   $ 100.00      $ 119.72      $  70.21     $  91.77      $ 118.08     $  98.40
INC.
-------------------------------------------------------------------------------------------------------------
PEER GROUP                    $ 100.00      $ 230.90      $ 236.12     $ 235.10      $ 187.75     $ 173.03
-------------------------------------------------------------------------------------------------------------
RUSSELL 2000                  $ 100.00      $  99.33      $ 115.38     $ 116.60      $ 115.37     $  88.88
-------------------------------------------------------------------------------------------------------------

Source: CTA Public Relations www.ctapr.com (303) 665-4200. Data from BRIDGE Information Systems, Inc. Percentage of close as of January 31, 1998, Dividends reinvested for companies where applicable

                                  OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters, discretionary authority to so do being included in each proxy.

                        PROPOSALS FOR 2004 ANNUAL MEETING

     Although the date for the Annual Stockholders' meeting to be held in 2004 has not been set, the rules adopted by the Securities and Exchange Commission require that this statement disclose the date by which shareholders proposals must be received by the Company in order to be included in next year's Proxy Statement. According to those rules, a shareholder's proposal should be received by the Company at its office in Kearney, Nebraska on or before December 28, 2003.

By Order of the Board of Directors

/s/ Kyle L. Hanson

Kyle L. Hanson
Secretary

Kearney, Nebraska
April 25, 2003

                                                                       EXHIBIT A

                                THE BUCKLE, INC.

                          2003 EXECUTIVE INCENTIVE PLAN

1.   PURPOSES

     The purposes of The Buckle, Inc. 2003 Executive Incentive Plan are to reward the Company's Executive Officers for increasing shareholder value by creating a bonus program that assures (on average) that increases in executive compensation will mirror increases in shareholder value.

2.   DEFINITIONS

     A. "Applicable Percentage Amounts" means 8.5% of the Increase in Same Store Sales; 5.00% of the Increase in Gross Profits; and 15.0% of the Increase in Pre-Bonus Net Income.

     B. "Base Year" means the immediately preceding fiscal year with regard to Same Store Sales and the rolling average for the immediately preceding three (3) fiscal years with regard to Gross Profit and Pre-Bonus Net Income.

     C. "Bonus Pool" means the amount calculated each Plan Year comprised of the total of the Applicable Percentage Amounts multiplied by the Pre-Bonus Net Income Factor.

     D.   "Cash Award" means any cash incentive payment made under the Plan.

     E.   "Code" means the Internal Revenue Code of 1986, as amended.

     F. "Committee" means the Compensation Committee of The Buckle, Inc.'s Board of Directors, or such other committee designated by that Board of Directors. The Committee shall be comprised solely of directors who are outside directors under Section 162(m) of the Code.

     G.   "Company" means The Buckle, Inc.

     H. "Executive Officers" means the officers of the Company and designated as Executive Officers in the Company's annual report on Form 10-K as filed with the Securities and Exchange Commission.

     I. "GAAP" means generally accepted accounting principles consistently applied.

     J. "Gross Profit" means gross sales less the cost of sales (including buying, occupancy and distribution expenses) determined in accordance with GAAP.

     K. "Increase" means the amount by which the Company's Same Store Sales, Gross Profit and Pre-Bonus Net Income in the current Plan Year exceed the Base Year amounts for Same Store Sales, Gross Profit and Pre-Bonus Net Income, respectively.

     L. "Options" means non-qualified stock options granted pursuant to the Company's 1997 Executive Stock Option Plan.

     M. "Participant" means any individual to whom an Award is granted under the Plan.

     N. "Plan" means this Plan, which shall be known as The Buckle, Inc. 2003 Executive Incentive Plan.

     O.   "Plan Year" means a fiscal year of the Company.

     P. "Pre-Bonus Net Income" means the Company?'s net income from operations after the deduction of all expenses, excluding administrative and store manager percentage bonuses and excluding income taxes, but including draws against such bonuses. Net income from operations does not include earnings on cash investments.

     Q. "Pre-Bonus Net Income Factor" means the factor set forth below with respect to Increase in Pre-Bonus Net Income.

          Increase in                                Pre-Bonus
          Pre-Bonus                                  Net Income
          Net Income                                 Factor
          ----------                                 ------
          <0%                                        1.00
          0% to 5%                                   1.15
          5.001% to 9.999%                           1.05
          10.0% to 10.999%                           1.00
          11.0% to 15.0%                              .95
          15.001% to 20.0%                            .82
          > 20%                                       .70

     R.   "Same Store Sales" means gross sales from stores open at least twelve
          (12) months, but excluding closed stores.

3.   ADMINISTRATION

     A. The Plan shall be administered by the Committee. The Committee shall have the authority to:

          (i) interpret and determine all questions of policy and expediency pertaining to the Plan;

          (ii) adopt such rules, regulations, agreements, and instruments as it deems necessary for its proper administration;

          (iii) grant waivers of Plan or Award conditions (other than Awards intended to qualify under Section 162(m) of the Code);

          (iv) accelerate the payment of Awards (but with respect to Awards intended to qualify under Section 162(m) of the Code, only as permitted under that Section);

          (v) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award notice;

          (vi) take any and all other actions it deems necessary or advisable for the proper administration of the Plan;

          (vii) adopt such Plan procedures, regulations, sub-plans and the like as it deems are necessary to enable Executive Officers to receive Awards; and

          (viii) amend the Plan at any time and from time to time, provided however than no amendment to the Plan shall be effective unless approved by the Company's stockholders, to the extent such stockholder approval is required under Section 162(m) of the Code with respect to Awards which are intended to qualify under that Section.

4.   ELIGIBILITY

     All Executive Officers are eligible to become a Participant in the Plan.

5.   CASH AWARDS

     A. Each Participant in the Plan shall receive a Cash Award calculated to be equal to 100% of the Participant's share of the Bonus Pool. The President's share of the Bonus Pool shall be 42.0%, and the share of each other Participant in the Bonus Pool shall be determined by the President prior to the first day of each Plan Year.

     B. Executives may be eligible for a discretionary year-end cash incentive for extraordinary events, such as mergers or acquisitions, as may be determined by the Compensation Committee of the Board of Directors in its discretion.

     C. No payment of a Cash Award for the year may be made to an Executive until the Company's Same Store Sales, Gross Profit and Pre-Bonus Net Income for the year are certified by the Committee. A Participant shall not be entitled to receive payment of an Award unless such Participant is still in the employ of (and shall not have delivered notice of resignation to) the Company on the last day of the fiscal year for which the Cash Award is earned.

     D. The Company shall withhold all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to the receipt or payment of any Cash Award.

6.   OPTIONS

     Options will be granted to Participants pursuant to the 1997 Executive Stock Option Plan as of the last day of the fiscal year preceding the Plan Year for which the Options are granted (adjusted for the 3-for-2 stock split effected June 8, 1998). Options granted under the Plan will vest according to the same terms as the 1997 Management Incentive Plan. Those terms include a performance feature whereby one-half of the Options granted will vest over three years if a 10% increase in Pre-Bonus Net Income is achieved, and the second one-half of the Options granted vest over three years if a 30% increase in Pre-Bonus Net Income is achieved. If the performance goals are not met the Options will ultimately vest after ten years. This Plan will add an "accelerator" feature for the Options so that vesting may occur sooner than the three or ten years when and if the market price of the Company's stock doubles from the fair market value of the stock at the date of the grant. All Options will also include a "reload" feature under this Plan.

7.   GENERAL

     A. The Plan shall become effective as of February 2, 2003, subject to stockholder approval of the Plan at the 2003 annual meeting of the Company's stockholders. The Plan is a one-year Plan for fiscal 2003.

     B. Any rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise, except by will or the laws of descent and distribution. No Participant may create a lien on any funds or rights to which he or she may have an interest under the Plan, or which is held by the Company for the account of the Participant under the Plan.

     C. Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company. Further, the adoption of the Plan shall not be deemed to give any Executive Officer or other individual the right to be selected as a Participant or to be granted an Award.

     D. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater that the rights of an unsecured creditor of the Company.

     E. The Plan shall be governed by and construed in accordance with the laws of the State of Nebraska.

PROXY                           THE BUCKLE, INC.
                 2407 WEST 24TH STREET, KEARNEY, NEBRASKA 68845
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Daniel J. Hirschfeld and Dennis H. Nelson, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent and to vote, as designated below, all the shares of common stock of The Buckle, Inc. held of record by the undersigned on March 24, 2003 at the annual meeting of the shareholders to be held on May 29, 2003, or any adjournment thereof.

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

1. ELECTION OF DIRECTORS   / / FOR ALL NOMINEES LISTED   / / WITHHOLD AUTHORITY
                               (except as marked to          to vote for all
                               the contrary)                 nominees listed.

       D. Hirschfeld, D. Nelson, K. Rhoads, J. Shada, R. Campbell, W. Orr,
                 R. Tysdal, B. Fairfield, B. Hoberman; D. Roehr

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2. Proposal to ratify the selection of Deloitte & Touche LLP as independent auditor for the Company for the fiscal year ending January 31, 2004.

        / / FOR                    / / AGAINST               / / ABSTAIN

3. Proposal to adopt the Company's 2003 Management Incentive Program.

        / / FOR                    / / AGAINST               / / ABSTAIN




THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN THE PROXY STATEMENT AND FOR PROPOSALS 2 AND 3.

                                        DATED:                            , 2003
                                              ----------------------------

                                              ----------------------------------
                                                                       Signature

                                              ----------------------------------
                                                       Signature if held jointly

                           Please sign exactly as your name appears. When shares are held by Joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.